SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2004

LOGISTICAL SUPPORT, INC.
(Exact name of registrant as specified in Charter)

(formerly known as Bikini Team International, Inc.)

Utah	000-50222	41-2029935
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

19734 Dearborn Street
Chatsworth, California 91311
(Address of Principal Executive Offices)

(818) 885-0300
(Issuer Telephone number)

89 Lone Hollow Drive
Sandy, Utah 84092
(801) 572-4125

(Former Address and Telephone Number of Principal Executive Office)

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed by Registrant within 60 days, as described in Item 7 below.

Item 1. Changes in Control of Registrant.

Overview of the Transaction

The information below is a summary description of the Stock Exchange Agreement (as defined below) and is qualified in its entirety by reference to the Stock Exchange Agreement, including all annexes, exhibits and schedules attached thereto, and any related documents that the Registrant has filed as exhibits to this Report.

On May 27, 2004, Bikini Team International, Inc., a Utah corporation ("Registrant" or "BT") entered into a Share Exchange Agreement (the "Exchange Agreement") with the members of Hill Aerospace & Defense, LLC (“HAD”) and Logistical Support, LLC (“LS”), two California limited liability companies (together “Hill”), which set forth the terms and conditions of the exchange by the Hill members of their membership interests, representing all of the issued and outstanding membership interests of HAD and LS, in exchange for the issuance by Registrant to the members of an aggregate of 63,200,000 shares of common stock, par value $0.001 per share (the "BT Common Stock"), of Registrant (the "Transaction") and warrants to purchase 20,997,574 shares of common stock, . Pursuant to the Exchange Agreement, Registrant, and the Hill members agreed, inter alia, to elect Mr. Harry Lebovitz and Mr. Bruce Littell (the "Designees") to the board of directors ("Board of Directors") of the Company upon the closing of the Transaction (the "Closing"), effective as of that date (the "Closing Date"), at which time, all of the Company's existing directors would resign.

The Closing occurred on May 27, 2004, upon the satisfaction or waiver of the conditions to the Closing set forth in the Exchange Agreement, as a result of which (i) HAD and LS each became a wholly-owned subsidiary of Registrant, (ii) the Hill members received an aggregate of 63,200,000 shares of BT Common Stock and warrants to purchase 20,997,574 shares of BT Common Stock, (iii) the existing directors of Registrant resigned and the Designees were appointed to fill their vacancies and become the sole members of the Board of Directors of Registrant,  (iv) existing shareholders cancelled all shares of Series A Preferred Stock and 580,000 shares of BT Common Stock and (v) existing shareholders sold an aggregate of 145,800 shares of BT Common Stock to certain Hill members at $0.50 per share. Giving effect to the Closing, former Hill members held approximately 99.7% of the outstanding BT Common Stock immediately following the Closing.

Pursuant to the Stock Exchange Agreement, on the Closing Date, all of the officers and directors of Bikini Team resigned except Victoria Jenson. Bruce Littell was appointed Co-Chairman and Chief Executive Officer of Bikini Team, Harry Lebovitz was appointed Co-Chairman of Bikini Team. Following their appointment, Victoria Jenson resigned as the director of Bikini Team.

In addition, the press release describing this transaction is attached in a prior 8-K as Exhibit 99.1 and is incorporated herein by reference.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares of BT Common Stock immediately following the Transaction by (i) each person known by Registrant to beneficially own five percent (5%) or more of the outstanding shares; (ii) Registrant's officers and directors; and (iii) Registrant's officers and directors as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Victoria Jenson (1) 89 Lone Hollow Cove Sandy, Utah 84092	525,000 shares former chairman and director	*

Common Stock	Shirley Cook 89 Lone Hollow Cove Sandy, Utah 84092	0 shares, former director and officer	0%

Common Stock	Carla Tryon 89 Lone Hollow Cove Sandy, Utah 84092	0 shares, former director and officer	0%

Common Stock	Harry Lebovitz (2) 19734 Dearborn Street Chatsworth, California 91311	27,711,303 shares co-chairman	43.3%

Common Stock	Bruce Littell (3) 19734 Dearborn Street Chatsworth, California 91311	27,711,303 shares co-chairman and chief executive officer	37.7%

Common Stock	Hill Industries, LLC 19734 Dearborn Street Chatsworth, California 91311	18,849,007 shares 5% shareholder	29.5%

Common Stock	All officers and directors as a group (4)	55,422,606 shares	75.3%

* less than 1.0 percent.

(1) Includes 525,000 shares of common stock held by Tryant Capital, LLC, a limited liability company solely owned by Ms. Jenson’s husband, Mr. Jeffrey Jenson.

(2) Includes 13,194,305 shares held by Hill Industries, LLC as a result of his 60% ownership of the membership interests of Hill Industries, LLC, and 2,094,334 shares held by Hill Industries, Inc., a company wholly-owned by Mr. Lebovitz.

(3) Includes 9,633,937 shares of common stock underlying a warrant to purchase common stock exercisable at $0.20 per share. Also, includes 12,422,663 shares of common stock held by The Children's Trust of 1988, G. Scott Littell as trustee, the beneficiaries of which are Mr. Bruce Littell's children, and 5,654,702 shares held by Hill Industries, LLC, as a result of The Children's Trust of 1988's 30% ownership of the membership interests of Hill Industries, LLC. Mr. Bruce disavows any voting control over the shares controlled by The Children's Trust of 1988.

(4) Includes 13,194,305 shares held by Hill Industries, LLC, 2,094,334 shares held by Hill Industries, Inc. and warrants to purchase 9,633,937 shares.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of Common Stock that may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the warrant or option holder. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Common Stock indicated as beneficially owned by them.

EXECUTIVE OFFICERS

The following tables set forth information regarding the Registrant’s current executive officers:

Name	Age	Position

Harry Lebovitz	61	Co-Chairman of the Board of Directors

Bruce Littell	55	Co-Chairman of the Board and Chief Executive Officer, Director

Lucy Aikman	48	Secretary

Harry Lebovitz, Co-Chairman of the Board of Directors. Mr. Lebovitz founded Hill’s aerospace business in 1972. He has served the Chairman of the Board of Hill for more than five years.

Bruce Littell – Co-Chairman, President and Chief Executive Officer. Mr. Littell has been with Hill as its Manager and Chief Executive Officer since 1996. Prior to joining Hill, he owned and operated companies in the following industries: oil & gas, high technology, entertainment, real estate and real estate lending. Mr. Littell is also a Certified Public Accountant.

Luck Aikman – Secretary. Ms. Aikman has been employed at Hill since August 2000. Prior to that she worked at Kingsbridge International as Controller from approximately April 1999 to June 2000. Prior to Kingsbridge, she provided accounting and human resources services at VP Manufacturing from February 1997 to March 1999.

There is no family relationship between any of our former officers or directors and our proposed officers and director. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Item 2. Acquisition or Disposition of Assets

Prior to the transaction, the operations of Bikini Team International, Inc., (OTCBB.BIKN), a Utah corporation, consisted of a "bikini team" comprised of women clad in bikinis who were engaged through us to appear for a fee. Some of the events that the bikini team appeared at were: an NFL super bowl party at the Roadhouse Grill in Evanston, Wyoming; as "ring" girls from May 2001 to September 2002 for the Wendover Boxing Series; the 24th of July Rodeo at the Delta Center Salt Lake City, Utah in 2001 and 2002; and the 2002 Winter Olympics, which were held in Salt Lake City, Utah, where they worked for Budweiser as the snow angels and hosted several pre-Olympic parties with Budweiser. Budweiser. The Company failed in this venture and now has no business. More importantly though, the Company has no cash, working capital or access to the debt and equity markets. Consequently, the Company is insolvent for all practical purposes and remains a reporting Company as a result of certain officers and shareholders of the Company providing sufficient funding to pay for a limited amount of the Company's expenses. There are no formal agreements or contracts requiring these individuals to continue this funding.

Hill provides standard and non-standard parts and assemblies, ground support and test equipment, and support services to the U.S. armed forces, foreign armed forces, and original equipment manufacturers, primarily for military aircraft and helicopters that are no longer supported by the manufacturer.

The Registrant hopes that this transaction will increase the value of its common stock to its shareholders, however, there is no guarantee that the Registrant will be able integrate and manage the operations of Hill as described herein, or that this acquisition will increase the value of its common stock.

Item 5.    Other Events and Regulation FD Disclosure.

On June 2, 2004 the Board of Directors filed an Articles of Amendment to the Articles of Incorporation changing the name of the corporation from “Bikini Team International, Inc.” to “Logistical Support, Inc.”

The Registrant also filed for a new ticker symbol with the National Association of Securities Dealers (NASD). The NASD has informed the Registrant that on Monday, June 14, 2004, the Registrant’s new ticker symbol will be “LGSL.”

Item 7.    Financial Statement and Exhibits.

Exhibit Number	Description

3.1	Articles of Amendment to the Registrant’s Articles of Incorporation filed June 2, 2004

10.1	Stock Exchange Agreement.

10.2	Financial Statements of Hill Aerospace & Support, LLC and Logistical Support, LLC.(1)

10.3	Pro Forma Financial Information.(1)

99.1	Press Release. (2)
_________
(1)	To be filed by amendment within 60 days.
(2)	Incorporated herein by reference to Form 8-K filed with the U.S. Securities and Exchange Commission on May 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Bikini Team International, Inc.

Dated: June 10, 2004	By:	/s/ Bruce Littell
Bruce Littell Co-Chairman and Chief Executive Officer